UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2005

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd, Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2005, the Compensation Committee of the Board of Directors (the "Committee") of Jo-Ann Stores, Inc. (the "Company") established performance goals for fiscal year 2006 awards under the Jo-Ann Stores Management Incentive Plan (the "MIP") and awarded bonuses under the MIP and restricted stock under the Jo-Ann Stores 1998 Incentive Compensation Plan (the "1998 Plan").

The Committee determined that individual awards under the MIP for fiscal year 2006 will utilize the Company's profits as the primary factor in calculating bonuses. The level of bonus awarded under the MIP will be based on the achievement of the profit target for the fiscal year and individual performance goals. The profit target, based on the Company’s pre-tax earnings (excluding certain charges), was established as a range (threshold, target and superior). Bonuses are not payable under the MIP unless the threshold profit target is achieved. The Company’s Chief Executive Officer, Alan Rosskamm, can earn a bonus ranging from 3.75 to 150 percent of his base salary. Other executive officers can earn a bonus ranging from 2.5 to 100 percent of their base salary. Bonuses for operating officers and other management employees participating in the MIP are structured similarly, but designed to amount to a smaller percentage of their salary.

Using criteria similar to that described above, and as described in the Company’s Proxy Statement for its 2004 annual meeting of shareholders, the Committee awarded bonuses under the MIP for fiscal year 2005 to the executive officers as follows: Mr. Rosskamm, $378,275; Mr. Bolen, $160,885; Mr. Carney, $141,765; Mr. Holmberg, $50,000 (not eligible for 2005 bonus, but did receive a guarantee per his employment offer letter); Ms. Sachs, $107,465; and Ms. Thompson, $111,952.

Under the 1998 Plan, the Company’s executive officers received awards of restricted stock or stock equivalent units in the amounts set forth below. The awards are comprised of a retention component ("base award"), representing one-fourth (one-eighth for Mr. Rosskamm) of the total award, and a performance-based component ("performance award"), representing three-fourths (seven-eighths for Mr. Rosskamm) of the total award. The base awards will vest 50% three years from the date of grant and 50% four years from the date of grant. The performance awards will also vest 50% in three years and 50% in four years to the extent that the performance goals set forth in the awards are met. The performance goals are based on a three-year compound annual growth rate of net earnings, as defined. The performance awards are based on the three year performance achieved, with Mr. Rosskamm able to receive up to eight times his base award and the other executive officers able to receive up to four times their respective base award. The restricted stock (base award and performance award) will be forfeited if the executive officer ceases to be employed by the Company. A form of the award agreement is attached hereto as Exhibit 10.1.

Executive Officer: Alan Rosskamm
Base Award: 10,000 Shares
Maximum Performance Award: 40,000 Shares, 30,000 Stock Equivalent Units

Executive Officer: Dave Bolen
Base Award: 7,300 Shares
Maximum Performance Award: 21,900 Shares

Executive Officer: Brian Carney
Base Award: 7,300 Shares
Maximum Performance Award: 21,900 Shares

Executive Officer: David Holmberg
Base Award: 7,300 Shares
Maximum Performance Award: 21,900 Shares

Executive Officer: Valerie Gentile Sachs
Base Award: 5,700 Shares
Maximum Performance Award: 17,100 Shares

Executive Officer: Rosalind Thompson
Base Award: 5,700 Shares
Maximum Performance Award: 17,100 Shares

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

March 23, 2005	By:	/s/ Valerie Gentile Sachs

Name: Valerie Gentile Sachs
Title: Executive Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement